Exhibit 99.1

FORTIVE COMPLETES ACQUISITION OF ADVANCED STERILIZATION PRODUCTS BUSINESS FROM JOHNSON & JOHNSON

EVERETT, WA, April 1, 2019 - Fortive Corporation (“Fortive”) (NYSE: FTV) announced today that it has completed the acquisition of the Advanced Sterilization Products (“ASP”) business from Ethicon, Inc., a subsidiary of Johnson & Johnson, for approximately $2.7 billion in cash.

ASP is a leading global provider of innovative sterilization and disinfection solutions, and a pioneer of low-temperature hydrogen peroxide sterilization technology. ASP supports healthcare facilities in the fight to protect patients against hospital-acquired infections, which are a leading cause of morbidity and mortality. ASP’s products, which are sold globally, include the STERRAD system for sterilizing instruments and the EVOTECH and ENDOCLENS systems for endoscope reprocessing and cleaning. In 2018, ASP generated net revenue of approximately $800 million.

James A. Lico, President and Chief Executive Officer, stated, “We are extremely excited to welcome ASP to the Fortive family. The acquisition of ASP demonstrates our increased commitment to enhancing the safe operation of hospitals and healthcare facilities worldwide. We are confident that the addition of ASP to the Fortive portfolio will generate compelling value for ASP and its customers, as well as our shareholders.”

Fortive will discuss the acquisition of ASP during its scheduled quarterly earnings call on April 25, 2019.

ABOUT FORTIVE

Fortive is a diversified industrial technology growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. Fortive’s well-known brands hold leading positions in field solutions, product realization, sensing technologies, transportation technologies, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 24,000 research and development, manufacturing, sales, distribution, service, and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, statements regarding business opportunities, future prospects, shareholder value, and any other statements identified by their use of words like “will,” “anticipate,” “expect,” “believe,” “outlook,” or “guidance,” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Griffin Whitney

Vice President, Investor Relations

Fortive Corporation

6920 Seaway Boulevard

Everett, WA 98203

Telephone: (425) 446-5000